Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

SUNOVIA ENERGY TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

 25,000,000 shares

Original Issue Date: April 15, 2009

THIS CERTIFIES THAT, FOR VALUE RECEIVED, EPIR Technologies, Inc. or its registered assigns (“Holder”) is entitled to purchase, on the terms and conditions hereinafter set forth, at any time or from time to time from the date hereof until 5:00 p.m., Eastern Time, on the fifth (5th) anniversary of the Original Issue Date set forth above, or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the “Expiration Date”), but not thereafter, to purchase up to TWENTY-FIVE MILLION (25,000,000) shares of the Common Stock, $0.001 par value per share (the “Common Stock”), of SUNOVIA ENERGY TECHNOLOGIES, INC., a Nevada corporation (the “Company”), at $0.10 per share (the “Exercise Price”).  Each share of Common Stock as to which this Warrant is exercisable is a “Warrant Share” and all such shares are collectively referred to as the “Warrant Shares.”

Section 1.                                Exercise of Warrant; Conversion of Warrant.

(a)           This Warrant may, at the option of Holder, be exercised in whole or in part from time to time by delivery to the Company at its office at 6408 Parkland Drive, Suite 104, Sarasota, Florida 34243 Attention: CFO, on or before 5:00 p.m., Eastern Time, on the Expiration Date, (i) a written notice of such Holder's election to exercise this Warrant (the “Exercise Notice”), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the “Exercise Materials”).

(b)           As promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials, Company shall execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, and if this Warrant is partially exercised, a new warrant on terms and form substantially identical to the terms and form of this Warrant for the unexercised balance of the Warrant Shares.  The stock certificate or certificates shall be registered in the name of Holder.  The date on which the Warrant shall be deemed to have been exercised (the “Effective Date”), and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise, provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open.  All Warrant Shares issued upon the exercise or conversion of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock issuable upon the exercise of all of the purchase rights under the Warrant.

(c)           In the event that, during the term of this Warrant, the closing price on the NASDAQ Over-The-Counter Bulletin Board for the Company’s common stock is $0.25 or more per share for a period of twenty (20) consecutive trading days, then the Company, in its sole discretion, may send the Holder a written notice demanding that it exercise this Warrant within thirty (30) business days of the Holder's receipt of such notice (the “Mandatory Exercise Period”).  If the Holder fails to notify the Company in writing by on or before 5:00 p.m., Eastern Time on the last day of the Mandatory Exercise Period of the Holder's desire to promptly exercise this Warrant, then this Warrant shall expire.

Section 3.                                No Stockholder Rights.

This Warrant shall not entitle Holder hereof to any voting rights or other rights as a stockholder of the Company.

Section 4.                                Transfer of Securities.

(a)           This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws with respect to the transfer of such securities.  The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of Section 3 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

(b)           Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.”

Section 5.                                Miscellaneous.

(a)           The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and Holder.

(b)           Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company.  The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(c)           Notwithstanding any provision herein to the contrary, Holder may not sell, transfer, or otherwise assign this Warrant unless (i) the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws, or (ii) in connection with the exercise of the Warrant in accordance with the terms and conditions set forth herein.  Except as set forth in Section 1 hereof, this Warrant may not be divided by the Holder into separate warrants.

(d)           Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Company:	Sunovia Energy Technologies, Inc.
6408 Parkland Drive, Suite 104
Sarasota, Florida 34243 Attention: CFO
Attention: Chief Executive Officer
Facsimile: ( ) -

If to Holder, to the registered address of Holder appearing on the books of the Company.  Each party shall provide five (5) days prior written notice to the other party of any change in address, which change shall not be effective until actual receipt thereof

(e)           Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at Holder's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(f)           The provisions of the Warrant may not be amended without the prior written consent of the Company and the Holder.

(g)           The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida.   Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of Tampa, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

[Signature on the following page]

SIGNATURE PAGE

TO

COMPANY

COMMON STOCK PURCHASE WARRANT

IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

SUNOVIA ENERGY TECHNOLOGIES, INC.

By:	/s/ Carl Smith
Name: Carl Smith
Title: Chief Executive Officer

EXERCISE OR CONVERSION NOTICE

[To be signed only upon exercise of Warrant]

To:           SUNOVIA ENERGY TECHNOLOGIES, INC.

The undersigned Holder of the attached Warrant, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to exercise [all or a portion] of the Warrant for, and to purchase thereunder, _____ shares of Common Stock of SUNOVIA ENERGY TECHNOLOGIES, INC., issuable upon exercise of [all or a portion] of said Warrant and hereby surrenders said Warrant.

The Holder herewith delivers to SUNOVIA ENERGY TECHNOLOGIES, INC., a check in the amount of $______ representing the Exercise Price for such shares.

The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________________.

Dated: ___________________

Holder:

____________________________________

____________________________________

By:  _________________________________

  Name: ___________________________

   Title: ____________________________

NOTICE

The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

COMPANY ACKNOWLEDGEMENT
TO
CONVERSION OR EXERCISE NOTICE

ACKNOWLEDGED AND AGREED:

SUNOVIA ENERGY TECHNOLOGIES, INC.

By: ______________________________________
      Name:
      Title:

Date: